UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2012

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)
On August 16, 2012, Cytori Therapeutics, Inc. (the “Company”) held its Annual Meeting. The Company filed its definitive proxy statement for the proposals voted upon at the annual meeting with the Securities and Exchange Commission on April 30, 2012.

(b)
As of June 20, 2012, the record date for the annual meeting, 58,706,856 shares of the Company’s common stock were issued and outstanding. A quorum of 47,563,758 shares of common stock were present or represented at the annual meeting. The following items of business were voted upon by stockholders at the annual meeting:

1.
Election of Directors. The following members of the Board of Directors were elected to serve until the 2013 annual meeting of stockholders and until their respective successors are elected and qualified,  as follows:

	VOTES FOR	WITHHOLD AUTHORITY
Lloyd H. Dean	18,827,283	944,653
Christopher J. Calhoun	18,200,252	1,571,684
Richard J. Hawkins	15,636,919	4,135,017
Paul W. Hawran	15,624,471	4,147,465
Marc H. Hedrick, M.D.	18,803,726	968,210
Ronald D. Henriksen	17,335,135	2,436,801
E. Carmack Holmes, M.D.	18,803,094	968,842
David M. Rickey	17,328,605	2,443,331
Tommy G. Thompson	18,508,758	1,263,178

Broker Non-Votes: 27,791,822

2.
Ratify Independent Registered Public Accountants.  The appointment of KPMG LLP, independent registered public accountants, to act as our independent auditors for the fiscal year ending December 31, 2012 was ratified, as follows

FOR	AGAINST	ABSTAIN
45,702,346	847,223	1,014,189

Broker Non-Votes: 0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: August 20, 2012	By: /s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer